Articles of Amendment

Business Corporations Act

Section 29 or 177

1. Name of Corporation

LIARD RESOURCES LTD.

2. Corporation Access Number

20352060

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

1.

Pursuant to Section 173(1)(a) [or if approved by the Directors, 173(3)] of the Business Corporations Act (Alberta), Item 1 of the Articles for the Corporation be and is hereby amended to read:

“1.

Name of Corporation

CMX Gold & Silver Corp.”

“JAN M. ALSTON”

February, 11, 2011

President & CEO

BUSINESS CORPORATIONS ACT FORM 4

(Sections 27 or 171)

ALBERTA CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF AMENDMENT

1.

NAME OF CORPORATION

ENCEE GROUP LTD.

2.

CORPORATE ACCESS NO.

20352060

3.

THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

A.

Pursuant to Section 167(1)(a) of the Business Corporations Act (Alberta), Item 1 of the Articles of Incorporation is amended by changing the name of the Corporation from “Encee Group Ltd.” to “Liard Resources Ltd.”

B.

Pursuant to Sections 167(d), (e) and (f) of the Business Corporations Act, Item 2 of the Articles of Incorporation is amended by:

(1)

consolidating the authorized, issued and outstanding Class “A” Common Shares of the Corporation on a 1 for 4 basis such that every 4 of the Corporation’s 11,633,017 issued and outstanding Class “A” Common Shares shall become 1 issued and outstanding Class “A” Common Share;

(2)

deleting the Class “B” Non-Voting Common Shares of the Corporation; and

(3)

redesignating the Class “A” Common Shares which the Corporation is presently authorized to issue as Common Shares.

Date:

July 31, 1996

“JAN M. ALSTON”

Title:

President

FILED ON AUGUST 6, 1996

BUSINESS CORPORATIONS ACT FORM 4

(Sections 27 or 171)

ALBERTA CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF AMENDMENT

1.

NAME OF CORPORATION

ENCEE GROUP LTD.

2.

CORPORATE ACCESS NO.

20352060

3.

THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to subsection 27(5) of the Business Corporations Act (Alberta), Item 3 of the Articles of Incorporation is hereby amended to add the following:

The Corporation is authorized to issue unlimited Series “A” 8% Non-cumulative, Convertible Preferred Shares having the following rights attached thereto:

a)

To vote at any meeting of Shareholders of the Corporation;

b)

To receive dividends at 8% per annum and such to be non-cumulative;

c)

To be converted to Class “A” Common Shares on the basis of 2 Class “A” Common Shares for each Series “A” Preferred Share.

The Corporation is authorized to issue unlimited Series “B” 8% Non-cumulative Convertible Preferred Shares having the following rights attached thereto;

a)

To vote at any meeting of Shareholders of the Corporation;

b)

To receive dividends at 8% and such to be non-cumulative;

c)

To be converted to Class “A” Common Shares on the basis of 2 Class “A” Common Shares for each Series “B” Preferred Share;

d)

To be retractable at March 31, 1991 at the shareholder’s option at Ten ($10.00) Dollars per share.

Date:

June 22, 1987

“DAVID V. SELLS”

Title:

President

FILED ON JUNE 24, 1987

BUSINESS CORPORATIONS ACT FORM 4

(Sections 27 or 171)

ALBERTA CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF AMENDMENT

1.

NAME OF CORPORATION

ENCEE GROUP LTD.

2.

CORPORATE ACCESS NO.

20352060

3.

THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

(i)

Item 2 of the Articles of Incorporation of the Corporation be and are hereby amended pursuant to subsections 167 (1) (d) and (e) of the Business Corporations Act (the “Act”) such that the shares which the Corporation is authorized to issue shall be as set forth in Schedule “A” attached hereto;

(ii)

Item 3 of the Articles of Incorporation of the Corporation be and are hereby amended pursuant to subsection 167 (1) (1) of the Act to remove any restrictions on the transfer of shares of the Corporation;

(iii)

Item 4 of the Articles of Incorporation of the Corporation be and are hereby amended pursuant to subsection 167 (1) (k) of the Act to increase the maximum number of directors of the Corporation from three (3) to Nine (9); and

(iv)

Item 6 of the Articles of Incorporation of the Corporation be and are hereby amended pursuant to subsection 167 (1) (m) of the Act to delete the limitation of the number of shareholders to fifty (50) or less.

Date:

June 1, 1987

“DAVID V. SELLS”

Title:

President

FILED ON JUNE 5, 1987

THIS IS SCHEDULE “A” TO THE ARTICLES OF AMENDMENT OF ENCEE GROUP LTD.

The shares which the Corporation is authorized to issue are:

(a)

an unlimited number of Class “A” Common Shares, the holders of which are entitled:

(i)

to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares other than this class are entitled to vote;

(ii)

to receive any dividend declared by the Corporation on this class of shares;

(iii)

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with holders of all other common shares of the Corporation; and

(iv)

to all other rights, privileges and restrictions normally attached to common shares; and

(b)

an unlimited number of Class “B” Non-Voting Common Shares, the holders of which are entitled:

(i)

to receive notice of and to attend and vote at any meetings of shareholders of this class of shares;

(ii)

to receive any dividend declared by the Corporation on this class of shares;

(iii)

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other common shares of the Corporation; and

(iv)

to all other rights, privileges and restrictions other than voting rights normally attached to common shares; and

(c)

an unlimited number of Preferred Shares which, as a class, have attached thereto the following:

(i)

the Preferred Shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions;

(ii)

the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common Shares of the Corporation ranking by their terms junior to the Preferred Shares of that series. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and any other shares of the Corporation ranking by their terms junior to such Preferred Shares as may be fixed in accordance with clause (c) (i); and

(iii)

if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

BUSINESS CORPORATIONS ACT FORM 4

(Sections 27 or 171)

ALBERTA CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF AMENDMENT

1.

NAME OF CORPORATION

NORTHCOR ENTERPRISES LTD.

2.

CORPORATE ACCESS NO.

20352060

3.

THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to section 167 (1) (a)  of the Business Corporations Act of Alberta, the name of the Corporation as stated in Item 1 of the Articles of Amendment shall be changed to:

ENCEE GROUP LTD.

Date:

May 6, 1987

“JAN M. ALSTON”

Title:

Solicitor

FILED ON MAY 11, 1987

BUSINESS CORPORATIONS ACT FORM 4

(Sections 27 or 171)

ALBERTA CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF AMENDMENT

1.

NAME OF CORPORATION

352060 ALBERTA INC.

2.

CORPORATE ACCESS NO.

20352060

3.

THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to section 167 (3)  of the Business Corporations Act, the name of the Corporation as stated in Item 1 of the Articles of Incorporation shall be changed to:

NORTHCOR ENTERPRISES LTD.

Date:

October 30, 1986

“JAN M. ALSTON”

Title:

Solicitor

FILED ON OCTOBER 31, 1986

BUSINESS CORPORATIONS ACT FORM 1

(Section 6)

ALBERTA CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF INCORPORATION

1.

NAME OF CORPORATION

352060 ALBERTA INC.

2.

THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

The attached Schedule “A” is incorporated into and forms part of this form.

3.

RESTRICTIONS IF ANY ON SHARE TRANSFERS

No shares of the Corporation may be transferred without the approval of the Directors by Resolution.

4.

NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

A minimum of 1 and a maximum of 3

5.

IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, SPECIFY THESE RESTRICTIONS.

No restrictions

6.

OTHER PROVISIONS IF ANY

The number of shareholders shall be limited to fifty (50) or less.

7.

DATE

July 28, 1986

INCORPORATORS NAMES:

Jan M. Alston

ADDRESS (INCLUDE POSTAL CODE)

#880, 555 – 4 Avenue, S.W. Calgary, Alberta T2P 3E7

SIGNATURE

“JAN M. ALSTON”

FILED ON JULY 30, 1986

SCHEDULE “A”

The shares which the Corporation is authorized to issue are:

(a)

an unlimited number of Class A common voting shares, the holders of which are entitled:

(i)

to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares other than this class are entitled to vote; and

(ii)

to receive any dividend declared by the Corporation on this class of shares; and

(iii)

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other common shares of the Corporation; and

(iv)

to the rights, privileges and restrictions normally attached to common shares; and

(b)

an unlimited number of Class B common voting shares, the holders of which are entitled:

(i)

to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares other than this class are entitled to vote; and;

(ii)

to receive any dividend declared by the Corporation on this class of shares; and

(iii)

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other common shares of the Corporation; and

(iv)

to the rights, privileges and restrictions normally attached to common shares; and

(c)

an unlimited number of Class C common non-voting shares, the holders of which are entitled:

(i)

to receive notice of and to attend at any meetings of shareholders with respect to this class of shares; and

(ii)

to receive any dividend declared by the Corporation on this class of shares; and

(iii)

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other common shares of the Corporation; and

(d)

an unlimited number of preferred shares (“Preferred Shares”) which, as a class, have attached thereto the following:

(i)

the Preferred Shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchases and conversion, if any, and any sinking fund or other provisions; and

(ii)

the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting shares and over any other shares of the Corporation ranking by their terms junior to the Preferred Shares of that series. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the common shares and any other shares of the Corporation ranking by their terms junior to such Preferred Shares as may be fixed in accordance with clause (d) (i); and

(iii)

if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate ratably in respect of accumulated dividends and return of capital.